Exhibit 99.2

Tempus Announces Pricing of Upsized Offering of $400.0 Million of Convertible

Senior Notes

CHICAGO—(BUSINESS WIRE)-May 8, 2026— Tempus AI, Inc. (“Tempus”) (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today announced the pricing of $400.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Offering was increased from the previously announced offering size of $350.0 million.

Tempus also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $60.0 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on May 12, 2026, subject to customary closing conditions.

The Notes will be general unsecured obligations of Tempus and will not bear regular interest and the principal amount of the notes will not accrete. The Notes will mature on May 15, 2032, unless earlier converted, redeemed or repurchased.

Tempus estimates that the net proceeds from the Offering will be approximately $384.1 million (or approximately $441.9 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Tempus.

Tempus expects to use the net proceeds from the Offering to repay in full $307.7 million of outstanding loans under its senior secured credit facilities, plus accrued and unpaid interest and other fees, to pay the approximately $27.2 million cost of the capped call transactions described below, and for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses, capital expenditures and repayment of additional indebtedness. If the initial purchasers exercise their option to purchase additional Notes, Tempus expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions and for the general corporate purposes described above.

Noteholders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2032 only if one or more specific conditions are met. On or after February 15, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in integral multiples of $1,000 principal amount at the option of the noteholders at any time regardless of these conditions. Upon conversion, Tempus will pay or deliver, as the case may be, cash, shares of Tempus’ Class A common stock, par value $0.0001 per share (the “Class A common stock”) or a combination of cash and shares of Class A common stock, at its election.

The conversion rate will initially be 14.4388 shares of Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $69.26 per share of Class A common stock, which represents a conversion premium of approximately 40% to the last reported sale price of the Class A common stock on the Nasdaq Global Select Market on May 7, 2026). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Tempus delivers a notice of redemption, Tempus will, in certain circumstances, increase the conversion rate of the Notes for a noteholder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Tempus may not redeem the Notes prior to May 21, 2029. Tempus may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on a redemption date on or after May 21, 2029 if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Tempus provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Tempus redeems fewer than all of the outstanding Notes, at least $75 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If Tempus undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, noteholders may require Tempus to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the Notes, Tempus entered into privately negotiated capped call transactions with one of the initial purchasers or its affiliate and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of Notes and/or offset any cash payments Tempus is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be $98.94, which represents a premium of 100% over the last reported sale price of the Class A common stock on the Nasdaq Global Select Market on May 7, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Tempus expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the Class A common stock and/or purchase shares of Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling Class A common stock or other securities of Tempus in secondary market transactions following the pricing of the Notes and prior to the maturity of the

Notes (and are likely to do so during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the Notes, or, to the extent Tempus exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes and any shares of Class A common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the proposed Offering, including statements concerning the proposed terms of the Notes and the capped call transactions, the anticipated completion, timing and size of the proposed Offering of the Notes and the capped call transactions, the anticipated use of proceeds from the Offering, and the potential impact of the foregoing or related transactions on dilution to holders of the Class A common stock and the market price of the Class A common stock or the Notes or the conversion price of the Notes. These forward-looking statements are based on Tempus’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Tempus’ actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in Tempus’ filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, as well as other filings Tempus may make with the SEC in the future. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

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Tempus Communications

Hanah Heintzelman

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.